UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2011

Silver Bull Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

885 West Georgia Street, Suite 2200
Vancouver, B.C. V6C 3E8
604-687-5800
Telephone number, including
Area code

Metalline Mining Company
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2011 the shareholders of Silver Bull Resources, Inc. (the “Company” and formerly Metalline Mining Company) approved an amendment to the Company’s Articles of Incorporation to change the Company’s name to Silver Bull Resources, Inc.   On April 21, 2011 the Company filed a Certificate of Amendment with the Nevada Secretary of State to effect the amendment.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On April 20, 2011, the Company held its annual meeting of shareholders (the “Meeting”).  At the Meeting, five proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement dated March 15, 2011.   As of the record date, February 24, 2011, a total of 106,151,402 shares of Company common stock were outstanding and entitled to vote.  In total, 81,678,185 shares of Company common stock were present in person or represented by proxy at the Meeting, which represented approximately 77% of the shares outstanding and entitled to vote as of the record date.

At the meeting, the shareholders approved all of the proposals submitted, elected the slate of six persons to the Company’s Board of Directors, approved (through an advisory vote) the compensation of the Company’s executive officers, and recommended (through an advisory vote) the frequency at which the Company intends to seek shareholder approval of executive compensation as three years.  The votes on the proposals were cast as set forth below:

1.           Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s Board of Directors now consists of the six persons elected at the Meeting.

Name	For	Withheld
Brian Edgar	58,169,162	2,200,056
Timothy Barry	59,442,841	926,377
Nicole Adshead-Bell	58,206,848	2,162,370
Murray Hitzman	60,108,933	260,285
Duncan Hsia	58,796,498	1,572,720
Daniel Kunz	59,402,692	966,526

2.           Proposal No. 2 - Approval of an Amendment to the Company’s Articles of Incorporation to change the Company’s name to Silver Bull Resources, Inc.

For	Against	Abstain
80,664,508	914,985	98,692

3.           Proposal No. 3 - Ratification and Approval of Hein & Associates LLP as the Company’s independent registered public accounting firm.

For	Against	Abstain
80,575,844	349,838	752,503

4.           Proposal No. 4 – Approval, by non-binding vote, of the compensation of the Company’s executive officers.

For	Against	Abstain
58,016,561	2,035,661	316,996

5.           Proposal No. 5 – Recommendation, by non-binding vote, of the frequency of executive officer compensation votes.

One Year	Two Years	Three Years	Abstain
25,508,599	924,992	35,531,702	403,925

Item 8.01 Other Events

News Release

On April 21, 2010 the Company issued a news release regarding the Meeting.  A copy of that news release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

3.1	Certificate of Amendment.

99.1	News Released Dated April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)

Date: April 26, 2011	/s/ Tim Barry
Name: Tim Barry
Title: Chief Executive Officer